                                                                   EXHIBIT 99.g6

                      SPECIAL CUSTODY AND PLEDGE AGREEMENT

                                  (Short Sales)

     AGREEMENT,  (hereinafter "Agreement") dated as of September 29, 2005, among the LONG/SHORT  EQUITY FUND, A SERIES OF AMERICAN  CENTURY  QUANTITATIVE  EQUITY
FUNDS,  INC.  ("Customer"),  GOLDMAN,  SACHS  &  CO.,  a  New  York  limited partnership ("Broker"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("Manager")
and STATE STREET BANK AND TRUST COMPANY as Custodian hereunder ("Custodian").

     WHEREAS,  Customer has opened a margin account (the "Margin  Account") with
Broker in which  Customer  may effect  Short Sales (as such term is  hereinafter defined),  and for  that  purpose  has  signed  a New  Account  Application  and
Agreement  for Entities and New Account -  Supplemental  Documents  for Entities
with Broker (the "Margin Agreement"); and

     WHEREAS,  Broker is required to comply with applicable laws and regulations requiring the margining of Short Sales,  including the margin regulations of the
Board of Governors of the Federal Reserve System and of any relevant  securities exchanges  and other  self-regulatory  associations  (the  "Margin  Rules")  and
Broker's internal policies; and,

     WHEREAS, to facilitate Short Sales hereunder, Customer and Broker desire to establish procedures for compliance with the Margin Rules;

     WHEREAS,  Customer  has  appointed  Manager as an  investment  advisor  and manager over  certain of its assets with  authority to effect Short Sales and to act on Customer's  behalf in  connection  with the pledge of assets to Broker to secure  performance  of  Customer's  obligations  with  respect  to Short  Sales effected for Customer's account with Broker; and

     WHEREAS,  Custodian is prepared to assist  Customer,  Manager and Broker in complying  with the  Margin  Rules by acting as  custodian  for  Collateral  (as hereinafter defined) pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, be it agreed as follows:

     (1)  As used herein,  capitalized terms have the following  meanings unless otherwise defined herein:

     "Adequate  Performance  Assurance" shall mean such Collateral placed in the
Special  Custody  Account (as such term is  hereinafter  defined) as is adequate under the Margin  Rules and  Broker's  internal  policies in effect from time to time.

     "Advice from Broker" means a notice sent by an Authorized Representative of
Broker (as defined  below)  delivered  to  Customer,  Manager or  Custodian,  as applicable, hereunder, communicated: (i) in writing; (ii) by a facsimile-sending device;  or (iii) in cases of calls for  additional  Collateral (as such term is hereinafter  defined) or notices referred to in paragraph 8 hereof, by telephone to a person  designated  by Customer or  Custodian in writing as  authorized  to receive  such advice or, in the event that no such person is  available,  to any officer of the Customer,  Manager or  Custodian,  provided,  however,  that such
Advice  from Broker is  confirmed  promptly  thereafter  by written  notice.  An officer of Broker will certify to Custodian,  on Appendix A attached,  the names and signatures of those employees who are authorized to sign Advices from Broker
(each, an "Authorized  Representative  of Broker"),  which  certification may be amended from time to time.

     "Business  Day"  means a day on which  Custodian  and  Broker  are open for business.

     "Collateral"  means U.S.  cash,  U.S.  Government  securities or other U.S.
margin-eligible  securities  acceptable to Broker which are pledged to Broker as provided herein.

     "Insolvency" means that: (i) an order,  judgment or decree has been entered under  the  bankruptcy,  reorganization,  compromise,  arrangement,  insolvency, readjustment  of debt,  dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction  adjudicating the Customer  insolvent;
or (ii) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver,  liquidator or similar  official,  of the Customer,  or commenced a voluntary case under the
Bankruptcy Law of the United States or any proceedings  relating to the Customer under the Bankruptcy Law of any other  jurisdiction,  whether now or hereinafter in effect; or (iii) any such petition or application has been filed, or any such proceedings  commenced,  against the  Customer  and the  Customer by any act has indicated its approval thereof,  consent thereto or acquiescence  therein, or an order for relief has been entered in an  involuntary  case under the  Bankruptcy
Law of the  United  States  or any  other  jurisdiction,  as now or  hereinafter constituted,  or an order,  judgment or decree has been entered  appointing  any such  trustee,  receiver,  liquidator  or similar  official,  or  approving  the petition in any such  proceedings,  and such order,  judgment or decree  remains unstayed and in effect for more than 30 days.

     "Instructions from Customer" means a request, direction or certification in writing  signed in the name of the Customer by a person  authorized  by Customer
(including  Manager),  and  delivered  to Custodian  or  transmitted  to it by a
facsimile-sending   device,  except  that  instructions  to  pledge  initial  or additional  Collateral  may be given by telephone  and  thereafter  confirmed in writing  signed in the name of  Customer  by a person  authorized  in writing by
Customer (including Manager).  An officer of Customer shall certify to Custodian on Appendix B attached  hereto the names and  signatures  of those  employees of
Customer or other persons who are authorized to give  Instructions from Customer
(each, an "Authorized Representative of Customer").

     "Short Sales" shall mean the sale by Customer of securities  which Customer does not own, and which is  consummated  by the delivery of securities  borrowed from or through the  facilities  of Broker,  in accordance  with the  applicable provisions  of the  Margin  Rules,  particularly  Sections  220.10 and 220.12 of
Regulation T of the Board of Governors of the Federal Reserve.

     (2) (a) Custodian,  in its capacity as a securities intermediary as defined in Revised  Article 8 of the Uniform  Commercial Code as adopted in The State of
New  York  ("Article  8"),  to the  extent  the same  may be  applicable,  or in applicable  federal  law or  regulations,  shall open a separate  account on its books entitled  Special Custody Account for Goldman,  Sachs & Co. as Pledgee
of the Long/Short Equity Fund, a series of AMERICAN CENTURY  QUANTITATIVE EQUITY
FUNDS,  INC.  ("Special  Custody  Account") and shall hold therein for Broker as pledgee upon the terms of this Agreement all  Collateral.  The Custodian  hereby agrees that any Collateral  except U.S. cash held in the Special Custody Account shall be treated as a  financial  asset for  purposes  of Article 8 (as  defined above) to the extent the same may be  applicable.  Customer  agrees to instruct  Custodian  through  Instructions  from  Customer  as to the  cash  and specific  securities  which Custodian is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account.

          (b)  Customer  grants to Custodian  the  authority to segregate in the
Special Custody Account any Collateral specified by Customer. Customer agrees to provide and at all times maintain Adequate Performance  Assurance in the Special
Custody Account pursuant to the terms and conditions of this Agreement.

          (c) Customer,  Broker and Custodian agree that Collateral will be held for  Broker in the  Special  Custody  Account by  Custodian  under the terms and conditions of this  Agreement,  that the  Custodian  will take such actions with respect to any Collateral  (including without limitation the delivery thereof in accordance  with paragraph 8) as Broker shall direct in an Advice from Broker or other  entitlement  order (as  defined in Article 8), and that in no event shall any  consent  of  Customer  be  required  for the  taking of any such  action by
Custodian.

          (d) Customer hereby grants a continuing  security  interest to Broker:
(i) in the Collateral and any proceeds  thereof;  (ii) all other property in the
Margin  Account  and the  Special  Custody  Account;  and (iii) in its  accounts
(including the Margin Account) with Broker and the Special Custody  Account,  to
secure  Customer's   obligations  to  Broker  hereunder  and  under  the  Margin
Agreement.   Custodian  shall  have  no  responsibility   for  the  validity  or
enforceability of such security interest.

          (e) Any ordinary cash interest or cash  dividends paid with respect to
Collateral shall be credited by Custodian to Customer's custody account.

     (3)  Custodian  will confirm in writing to Broker  within one Business Day, all pledges, releases or substitutions of Collateral and will supply Broker with a monthly statement of Collateral in the Special Custody Account. Custodian will also advise Broker, Manager or Customer upon reasonable request, of the kind and amount of Collateral pledged to Broker.

     (4) (a) Subject to the  provisions  of paragraph  (4)(b)  below,  only upon receipt  of an  Advice  from  Broker no later  than 1 p.m.  on a  Business  Day,
Custodian agrees to release  Collateral to Customer from the pledge hereunder on the same day as the Advice from Broker was received. Broker agrees, upon request of  Manager,  to  promptly  thereafter  provide  such an Advice from Broker with respect to Collateral selected by Manager: (i) if said Collateral  represents an excess in value of the Collateral  necessary to constitute Adequate  Performance
Assurance at that time;  (ii) against  receipt in the Special Custody Account of substitute  Collateral  having  a value  at  least  equal  (with  any  remaining
Collateral)  to Adequate  Performance  Assurance;  or (iii) upon  termination of
Customer's  accounts  with  Broker  including  the Margin  Account  (if any) and settlement  in full of all  transactions  therein and any amounts owed to Broker with respect  thereto.  It is  understood  that Broker will be  responsible  for valuing Collateral;  Custodian at no time has any responsibility for determining whether  the  value of  Collateral  is equal  in value to  Adequate  Performance
Assurance.

     (4)(b) Broker  agrees that Broker will not require  Customer at any time to provide  Broker  Collateral  in excess of the amount then required by the Margin
Rules.  Broker shall  calculate  the amount of  Collateral  required to meet its
Margin Rules each  Business  Day and notify  Manager of such amount via Broker's web portal by 8 a.m. (EST) on each Business Day (subject to  availability of the web  portal).  If the amount of  Collateral  exceeds the amount  required by the
Margin Rules,  Manager agrees to notify Broker of

the Collateral Manager selects for release.  If such notification is received by
Broker by 11:00 a.m. (EST) Broker agrees to send to Custodian by 1:00 p.m. (EST)
on such  Business Day an Advice from Broker to release to Customer for credit to
Customer's  custody  account with Custodian the Collateral  selected by Manager, and thereupon  Custodian  shall transfer such  Collateral to Customer's  custody account by the close of business on such Business Day. If any notification under this  Section  4(b) is not  provided  within  the time set  forth  therein,  the
applicable  party  agrees  to  deliver  the  applicable   notification  promptly
thereafter.

     (5) Customer  represents and warrants to Broker that securities  pledged to
Broker  shall  be  in  good  deliverable  form  (or  Custodian  shall  have  the unrestricted  power to put such securities into good deliverable form), and that
Collateral will not be subject to any liens or encumbrances  other than the lien in favor of Broker contemplated under this Agreement.

     (6)  Collateral  shall at all times  remain the  property  of the  Customer subject only to the extent of the  interest and rights  therein of Broker as the pledgee and secured party thereof.  Custodian  represents that Collateral is not subject to any other lien, charge,  security interest or other right or claim of the Custodian or any person claiming  through  Custodian,  and Custodian  hereby waives any right,  charge,  security  interest,  lien or right of set off of any kind which it may have or acquire with respect to  Collateral.  Custodian  shall use its best efforts to notify Broker,  Manager and Customer as soon as possible if Custodian  receives any notice of levy,  lien,  court order or other  process purporting to affect the Collateral.

     (7) Broker shall, on each Business Day, compute the aggregate net credit or debit  balance on Customer's  open short sales and advise  Manager by 11:00 a.m.
New York time of the amount of the net debit or credit, as the case may be. If a net debit  balance  exists on such day,  Customer  will cause an amount equal to such net debit  balance  to be paid to Broker by the close of  business  on such day.  If a net credit  balance  exists on such day,  Broker will pay such credit balance to Customer by the close of  business  on such day. As  Customer's  open short  positions  are  marked-to-market  daily,  payments  will be made by or to
Customer  to reflect  changes (if any) in the credit or debit  balances.  Broker will charge  Customer  interest on debit  balances in  accordance  with Broker's policies  as  stated in the  document  entitled  "Interest  Charges  and  Margin
Requirements   Disclosure   Statement"   (receipt  of  which   Customer   hereby
acknowledges), and Broker will pay interest on credit balances. Balances will be appropriately adjusted when Short Sales are closed out.

     (8) The occurrence of any of the following  constitutes a Customer  Default hereunder:

     (a)  failure by Customer to perform any obligation, determined by Broker to be  material  in its good  faith  discretion,  hereunder  or under the
          Margin  Agreement  including,  without  limitation,  its obligation to maintain  Adequate  Performance  Assurance as herein provided or, upon receiving notice from Broker that it can no longer protect  Customer's
          Short Sale,  to make  timely  delivery  to Broker in  accordance  with applicable laws, rules and regulations, of securities identical to the securities sold short; or

     (b)  Customer's Insolvency.

Broker will immediately  notify Customer and Manager in an Advice from Broker of such Customer  Default.  No sooner than 2:00 p.m. on the next Business Day after transmittal  by Broker of such  Advice  from  Broker,  if the  Customer  Default continues  at the end of such  period,  Broker  may  thereupon  take any  action permitted pursuant to the Margin Agreement,  including without  limitation,  the conversion of any  convertible  securities  or exercise of Customer's  rights in warrants (if any) held in the Margin  Account and the Special  Custody  Account,
the buy-in of any securities of which the Margin  Account may be short,  and the sale of any or all property or securities in the Margin  Account and the Special
Custody Account to the extent  necessary to satisfy  Customer's  obligations (in which  event such  Collateral  shall be  delivered  to Broker as  directed in an
Advice from Broker).  Any sale of  Collateral  made  hereunder  shall be made in accordance  with the provisions of the New York Uniform  Commercial  Code in the principal market for the securities or, if such principal market is closed, such sale shall be made in a manner commercially reasonable for Collateral.  Customer shall be liable to Broker for any deficiency  which may exist after the exercise by Broker of its rights and remedies as aforesaid.  Any surplus  resulting  from the sale of Collateral  shall be transmitted  to Custodian.  Broker shall notify
Customer  and Manager of any sale of  Collateral  and any  deficiency  remaining thereafter in an Advice from Broker.

     (9) Broker hereby covenants,  for the benefit of Customer, that Broker will not instruct Custodian to deliver Collateral free of payment with respect to any sale of  Collateral  pursuant to paragraph 8 until after the  occurrence  of the events and the  expiration  of the time  periods set forth in  paragraph  8. The foregoing  covenant is for the  benefit of Customer  only and shall in no way be deemed to  constitute  a  limitation  on Broker's  right at any time to instruct
Custodian pursuant to an Advice of Broker and Custodian's obligation to act upon such instructions.  Custodian shall not be required to make any determination as to whether  such  delivery is made in  accordance  with any  provisions  of this
Agreement or any other  agreement  between Broker and Customer.  Custodian will, however, provide prompt telephone notice to an officer of Customer of receipt by
Custodian of an Advice from Broker to deliver Collateral.

     (10) It is understood  that all  determinations  and  directions  for Short
Sales for the account of the  Customer  pursuant to the terms of this  Agreement shall be made by  Manager.  The  Customer  is not  relying  upon  Broker to make recommendations with respect thereto.

     (11)  Custodian's  duties  and  responsibilities  are  set  forth  in  this
Agreement.  Custodian  shall act only upon  receipt  of an  Advice  from  Broker regarding release of Collateral, except as required by applicable law. Custodian shall not be liable or responsible  for anything done, or omitted to be done, by it in good  faith and in the  absence  of  negligence  and may rely and shall be protected in acting upon any Advice from Broker which it reasonably  believes to be genuine  and  authorized.  As between  Custodian  and  Broker,  Broker  shall indemnify and hold harmless  Custodian  with regard to any losses or liabilities of  Custodian  (including  counsel  fees)  imposed on or incurred  by  Custodian subsequent  to the taking of any  action,  or arising  out of any  omission,  of
Custodian  in  compliance  with any notice  from  Broker,  Advice from Broker or instruction of Broker under this Agreement,  excluding any losses or liabilities caused by the  negligence or willful  misconduct of Custodian in complying  with any such  notice,  Advice from Broker or  instruction.  As between  Customer and
Custodian,  the terms of the Custodian Agreement shall apply with respect to any losses or  liabilities  of such parties  arising out of matters  covered by this
Agreement. In matters concerning or relating to this Agreement,  Custodian shall not be liable for the acts or omissions of any of the

other  parties to this  Agreement.  In matters  concerning  or  relating to this
Agreement, Custodian shall not be responsible for compliance with any statute or
regulation   regarding  the  establishment  or  maintenance  of  margin  credit, including but not limited to Regulations T or X of the Board of Governors of the
Federal  Reserve  System,  the OCC or the  Securities  and Exchange  Commission.
Custodian  shall have no duty to require any cash or  securities to be delivered to it or to  determine  that the  amount  and form of  assets  deposited  in the
Special Custody Account comply with any applicable  requirements.  Custodian may hold  the  securities  in  the  Special  Custody  Account  in  bearer,  nominee, book-entry,  or  other  form  and  in any  depository  or  clearing  corporation
(including omnibus accounts), with or without indicating that the securities are held  hereunder;  provided,  however,  that all  securities  held in the Special
Custody  Account shall be identified on  Custodian's  records as subject to this
Agreement  and  shall be in a form  that  permits  transfer  without  additional authorization  or consent of the Customer.  The Custodian or Broker shall not be
responsible   or  liable  for  any  losses   resulting   from   nationalization,
expropriation,  devaluation,  seizure,  or  similar  action by any  governmental authority,  de facto or de  jure;  or  enactment,  promulgation,  imposition  or enforcement  by  any  such  governmental  authority  of  currency  restrictions, exchange controls, levies or other charges affecting the property in the Special
Custody Account; acts of war, terrorism,  insurrection or revolution; or acts of
God;  or any other  similar  event  beyond the  control of the such party or its agents.  Neither  Custodian  nor Broker shall be liable for indirect  special or consequential  damage even if advised of the possibility or likelihood  thereof.
This Section shall survive the termination of this Agreement.

     (12) All charges for  Custodian's  services under this  Agreement  shall be paid by Customer.

     (13) Broker shall not be liable for any losses, costs, damages, liabilities or expenses  suffered  or  incurred  by Customer as a result of any  transaction executed  hereunder,  or any other action taken or not taken by Broker hereunder for  Customer's  account at  Customer's  direction or  otherwise,  except to the extent  that such  loss,  cost,  damage,  liability  or expense is the result of
Broker's own gross negligence, recklessness, willful misconduct or bad faith.

     (14) No  modification  or  amendment of this  Agreement  shall be effective unless  in  writing  and  signed by an  authorized  officer  of each of  Broker,
Customer, Manager and Custodian.

     (15) Written communications hereunder, other than Advice from Broker, shall be sent by  facsimile-sending  device or telegraphed when required herein,  hand delivered,  sent by overnight  delivery or mailed  first-class  postage prepaid, except that written  notice of termination  shall be sent by certified  mail, in any such case addressed:

      (a) if to Custodian, to:    State Street Bank and Trust Company
                                  Address:  801 Pennsylvania Avenue
                                            Kansas City, MO  64105
                                  Attn.:    Managing Counsel
                                  Phone:    816-871-4100
                                  Fax:      816-871-9675

      (b) if to Customer, to:     THE LONG/SHORT EQUITY FUND, A SERIES OF
                                  AMERICAN CENTURY QUANTITATIVE   EQUITY  FUNDS, INC.
                                  Address:  4500 Main Street
                                            Kansas City, MO  64111
                                  Attn.:    Legal Department
                                  Phone:    816-531-5575
                                  Fax:      816-340-4964

      (c) if to Broker, to:       Goldman, Sachs & Co.
                                  85 Broad Street
                                  New York, NY 10004
                                  Attention: Client Services Dept.
                                  Fax No: 212-902-4852
                                  Phone No: 212-902-7899

      (D) if to Manager, to:      AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
                                  Address:  4500 Main Street
                                            Kansas City, MO  64111
                                  Attn.:    Legal Department
                                  Phone:    816-531-5575
                                  Fax:      816-340-4964

     Copies of Custodian's confirmations, statements and advices issued pursuant to Paragraph 4 should be sent to:

                                  Goldman, Sachs & Co.
                                  85 Broad Street
                                  New York, NY 10004
                                  Attn:      Gerald Gennario
                                  Fax:       212-902-7990
                                  Phone:     212-902-7905

     (16) Any of the parties  hereto may terminate  this  Agreement by notice in writing, within 30 days of the date of termination, to the other parties hereto;
provided,  however,  that the status of any Collateral  pledged to Broker at the time of such notice shall not be affected by such termination  until the release of such pledge pursuant to the terms of the Margin  Agreement and any applicable
Margin Rules.  Upon  termination of this  Agreement,  all assets of the Customer held  in the  Special  Custody  Account  shall  be  transferred  to a  successor custodian specified by the Customer and agreed to by Broker.

     (17) Nothing in this Agreement prohibits Broker, Customer or Custodian from entering  into  similar  agreements  with others in order to  facilitate  option contract transactions.

     (18) Any  controversy  between  Broker  or any of its,  or its  affiliates, managing  directors,  officers,  directors  or  employees  on the one hand,  and
Customer on the

other hand,  arising out of or relating to this  Agreement,  shall be settled by means of either  arbitration  or  litigation  in  accordance  with the following procedures,  unless the parties  agree to other  procedures  in writing when any dispute arises.

          a.   DISPUTE RESOLUTION  MECHANISM.  All disputes shall be resolved by arbitration  pursuant to the procedures set forth in subparagraph
               (b) below unless  Customer shall elect that a dispute be resolved by  litigation,  in which case the  dispute  shall be resolved by litigation  pursuant to the procedures set forth in  subparagraph
               (c)  below.  Customer  shall  make such  election  either  (i) by instituting  litigation  if neither  party has already  commenced arbitration  proceedings,  or  (ii) by  electing  to  proceed  by litigation in writing by overnight or registered  mail  addressed to Broker at its main office within ten (10) days of notification that  Broker  has  taken the first  step in the  commencement  of arbitration proceedings.

          b.   ARBITRATION.  This  Agreement  contains a predispute  arbitration clause. By signing an arbitration agreement, the parties agree as follows:

               1.   All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration  forum in which a claim is filed.

               2.   Arbitration  awards  are  generally  final  and  binding;  a party's  ability  to  have a  court  reverse  or  modify  an arbitration award is very limited.

               3.   The  ability  of the  parties to obtain  documents,  witness statements and other  discovery is generally more limited in arbitration than in court proceedings.

               4.   The  arbitrators  do not have to explain the  reason(s)  for their award.

               5.   The panel of arbitrators  will typically  include a minority
                    of  arbitrators   who  were  or  are  affiliated   with  the
                    securities industry.

               6.   The rules of some arbitration  forums may impose time limits for bringing a claim in arbitration.  In some cases, a claim that is ineligible for arbitration may be brought in court.

               7.   The  rules of the  arbitration  forum in which  the claim is filed,  and any agreements  thereto,  shall be  incorporated into this Agreement.

          Arbitration  shall be  conducted  before The New York Stock  Exchange,
          Inc. ("NYSE") or NASD Dispute Resolution ("NASD-DR"),  or, if the NYSE
          and  NASD-DR   decline  to  hear  the  matter,   before  the  American
          Arbitration  Association,  in accordance with their  arbitration rules then in  force.  The  award  of the  arbitrator  shall be  final,  and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

          No  person  shall  bring a  putative  or  certified  class  action  to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative  class action or who is a member  of a  putative  class who has not opted out of the class with respect to any claims  encompassed  by the  putative  class action until: (i) the class certification is denied; (ii) the class is decertified;  or (iii)  Customer  is  excluded  from the  class by the court.

          Such  forbearance  to  enforce an  agreement  to  arbitrate  shall not constitute a waiver of any rights under this  Agreement  except to the extent stated herein.

          c.   LITIGATION.   Any   litigation   commenced   pursuant   to   this
               subparagraph  must be  instituted  in the United States Court for the  Southern  District  of New York,  or in the event such court lacks subject matter jurisdiction, the New York Supreme Court for
               the  County  of  New  York.   Customer   consents   to   personal
               jurisdiction  in New York for  purposes of such  litigation.  Any right to trial by jury  with  respect  to any  claim or action is hereby waived by all parties to this agreement."

     (19) If any  provision or condition of this  Agreement  shall be held to be invalid or unenforceable by any court, or regulatory or  self-regulatory  agency or body, such invalidity or unenforceability shall attach only to such provision or condition.  The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such valid or unenforceable provision or condition were not contained herein.

     (20) All references herein to times of day shall mean the time in New York,
New York, U.S.A.

     (21) This Agreement and its enforcement (including, without limitation, the establishment  and maintenance of the Special Custody Account and all interests, duties and  obligations  related  thereto)  shall be governed by the laws of The
State of New York.  This  Agreement  shall be  binding  on the  parties  and any successor  organizations  thereof  irrespective  of any  change  or  changes  in personnel thereof.

     (22) This  Agreement  may be executed in one or more  counterparts,  all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date and year first written above.

CUSTOMER: LONG/SHORT EQUITY FUND, A SERIES OF
          AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

By:      /s/ David H. Reinmiller
         --------------------------------
Name:    David H. Reinmiller
Title:   Vice President

BROKER: GOLDMAN, SACHS & CO.

By:      /s/ Marjorie Boliscar
         --------------------------------
Name:    Marjorie Boliscar
Title:   Managing Director

CUSTODIAN: STATE STREET BANK AND TRUST COMPANY

By:      /s/ Mark Nicholson
         --------------------------------
Name:    Mark Nicholson
Title:   Vice President

MANAGER: AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:      /s/ John J. Wheeler
         --------------------------------
Name:    John J. Wheeler
Title:   Vice President

                                       10

A.   Interest Charges and Margin Requirements Disclosure Statement

Until further notice and except as set forth below,  the annual rate of interest that  GS&Co.  charges  its  clients  ("Clients")  on credit  extended  to or maintained  for them by GS&Co.  with respect to securities  accounts will be determined  on the basis of either the broker's  call rate or the federal  funds rate, as notified to each Client, and will be no more than 1% above the broker's call rate or 4% above the federal  funds rate, as the case may be, each computed on a daily basis.

The "broker's call rate" will be determined by GS&Co.  for this purpose,  in its sole discretion,  in accordance with prevailing money market conditions.  In making such  determination,  GS&Co.  will consider,  among other things, the rates quoted for  brokers'  loans by one or more New York banks that are members of the New York Clearing House  Association.  The "federal funds rate" will also be  determined  by  GS&Co.  for this  purpose,  in its sole  discretion,  in
accordance   with   prevailing   money   market   conditions.   In  making  such
determination,  GS&Co.  will consider,  among other things, the rates quoted for overnight  federal funds by Federal  Reserve  member banks and for overnight repurchase  agreements  by  securities  dealers at several  points  during  each business day.  Credit  "extended to or maintained for" a Client is any net debit balance  resulting from aggregating the debit balances in all margin accounts of the Client and any free  credit  balances  in any cash  accounts  of the Client.
Credit  balances in short accounts are not included in such  computation.  Since the foregoing charges are dependent upon the broker's call rate or federal funds rate,  they  will  change  automatically  without  prior  notice to  Clients  in accordance  with changes in the broker's call rate or federal funds rate, as the case may be.

Interest on the basis of the charges described above is computed daily,  using a
360-day base year,  from the last business day of each month through the next to the last  business day of the  succeeding  month.  At the close of each month in which  interest is charged to a Client,  the charges  will appear on the monthly statement, which GS&Co. will mail to the Client. Information with respect to the balances  from which the interest  charge is derived will be  maintained  by
GS&Co. and will be made available to the Client upon request.

Short  positions will be "marked to market" daily. If the aggregate value of the securities  sold  short  by a  Client  appreciates,  an  amount  equal  to  such appreciation will be transferred from the Client's general margin account to its short account  resulting in a debit entry in the general margin account.  If the aggregate value of all the securities sold short depreciates, an amount equal to such decline in value will be transferred from the Client's short account to its general  margin  account  resulting  in a  credit  entry in the  general  margin account.  The closing price from the previous  business day is used to determine any appreciation or depreciation in the market value of any security sold short.

Client  agrees to maintain at all times  margin for its  accounts as required by
GS&Co.  from time to time.  GS&Co.'s  general  policy is to require  the deposit  of cash or  collateral  on  initial  transactions  as  published  under
Regulation T of the Board of Governors of the Federal Reserve System. GS&Co.
will also require the deposit of cash or additional  eligible collateral at such times as may be  necessary  to prevent  the  equity in  Client's

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accounts from dropping below levels  determined by GS&Co.,  which may exceed those required by applicable regulations.

The initial and maintenance  equity  requirements  for corporate debt securities which are rated  investment grade by a national rating agency and are determined by  GS&Co.  to be margin  eligible will be the greater of 25% of the current market value thereof or 8% of the principal  amount thereof.  Credit extended on corporate  bonds with a lesser  rating may be subject to a greater  requirement.
For direct U.S.  Government  obligations and agencies,  the initial  maintenance margin  requirements  are set forth below and are  expressed as a percentage  of current market value.

Maturity                                       Initial Margin Maintenance Margin
---------------------------------------------- -------------- ------------------
Less than 1 year                                   3%                2%
---------------------------------------------- -------------- ------------------
1 year or greater but less than 10 years           5%                4%
---------------------------------------------- -------------- ------------------
5 years or greater but less than 10 years          7%                5%
---------------------------------------------- -------------- ------------------
10 years or greater                                10%               7%
---------------------------------------------- -------------- ------------------

The foregoing margin requirements will also apply to zero coupon bonds issued by the U.S.  Government  and  governmental  agencies  except  that the  initial and maintenance  margin  requirements  will  be 5%  and  4%,  respectively,  of  the principal amount on maturities of 5 years or greater.

Equity  securities  that at any time have a market value of less than $5 will be deemed to have no value for purposes of computing the equity in the account.

GS&CO.  MAY IN ANY INDIVIDUAL  CASE MAKE EXCEPTIONS TO ITS GENERAL POLICY BY
REQUIRING  MORE  OR  LESS  CASH  OR  COLLATERAL  AT  SUCH  TIMES  AS  UNDER  THE
CIRCUMSTANCE   APPEAR  NECESSARY  OR  APPROPRIATE  TO  GS&Co.   GS&Co.'S
DETERMINATION  OF THE ELIGIBILITY OF COLLATERAL AND THE VALUATION  THEREOF SHALL
BE CONCLUSIVE.

                                       12

B.   Margin Risk Disclosure Statement

Brokerage firms, including GS&Co., are required, pursuant to NASD Rule 2341, to furnish the following margin risk disclosure statement to their customers, to provide some basic facts about  purchasing  securities  on margin,  and to alert customers to the risks involved with trading securities in a margin account.

Before trading securities in a margin account,  you should carefully review this
Margin Risk Disclosure Statement. You should call your GS&Co. representative regarding  any  questions or concerns you may have with your margin  accounts at
GS&Co. When you purchase securities,  you may pay for the securities in full or you may borrow part of the purchase  price from your  brokerage  firm. If you intend to borrow funds from a brokerage firm, including GS&Co.,  you will be required to open a margin  account.  The securities  purchased are the brokerage firm's  collateral  for the loan to you. If the  securities in a margin  account decline  in  value,  the  value of the  collateral  supporting  this  loan  also declines, and, as a result, a brokerage firm is required to take action, such as issue a margin call and/or sell securities or other assets in your accounts,  in order to maintain necessary level of equity in the account. It is important that you fully understand the risks involved in trading  securities on margin,  which are  applicable  to any margin  account that you may  maintain,  including  your margin account at GS&Co. These risks include the following:

     o    YOU CAN LOSE MORE FUNDS THAN YOU  DEPOSIT IN YOUR MARGIN  ACCOUNT.  If
          you purchase  securities  on margin and the value of those  securities declines,  your brokerage firm may require  additional funds from you.
          Otherwise  the  brokerage  firm  may  be  required  to  liquidate  the securities  that you purchased on margin or other  securities or other assets in your account in accordance with applicable regulations.

     o    YOUR  BROKERAGE  FIRM CAN FORCE THE SALE OF SECURITIES OR OTHER ASSETS
          IN YOUR  ACCOUNT.  If the  equity  in your  account  falls  below  the regulatory  maintenance margin requirements,  or your brokerage firm's
          higher  "house"  requirements,   your  brokerage  firm  can  sell  the
          securities or other assets in any of your accounts with your brokerage firm to cover the margin deficiency.  You also will be responsible for any short fall in the account after such a sale.

     o    YOUR BROKERAGE  FIRM CAN SELL YOUR  SECURITIES OR OTHER ASSETS WITHOUT
          CONTACTING  YOU. Some  investors  mistakenly  believe that a firm must contact  them for a margin  call to be valid and that the firm  cannot liquidate  securities  or other  assets  in their  accounts  to meet a margin call unless the firm has contacted them first.  This is not the case.  A  brokerage  firm may  attempt to notify  customers  of margin calls,  but is not required to do so. However,  even if your brokerage firm has  contacted  you and provided a specific date by which you can meet a margin call,  the brokerage  firm can take steps to protect its financial interests prior to such date, including  immediately selling assets in your account  without  notice to you.

     o    YOU ARE NOT ENTITLED TO CHOOSE WHICH SECURITIES OR OTHER ASSETS IN ITS
          MARGIN ACCOUNT ARE  LIQUIDATED OR SOLD TO MEET A MARGIN CALL.  Because
          the securities are collateral for the margin

                                       13

          loan,  your  brokerage  firm has the right to decide which security or other asset to sell in order to protect its interests.

     o    YOUR BROKERAGE FIRM MAY MOVE  SECURITIES  HELD IN YOUR CASH ACCOUNT TO
          YOUR  MARGIN  ACCOUNT  AND  PLEDGE OR  REHYPOTHECATE  THE  TRANSFERRED
          SECURITIES. Any such pledge or rehypothecation may result in a benefit to your brokerage firm and result in your becoming a general unsecured creditor of your  brokerage  firm with  respect to the  securities  so pledged or rehypothecated.

     o    YOUR  BROKERAGE  FIRM CAN  INCREASE  ITS  "HOUSE"  MAINTENANCE  MARGIN
          REQUIREMENTS  AT ANY  TIME AND IS NOT  REQUIRED  TO  PROVIDE  YOU WITH
          ADVANCE WRITTEN NOTICE. These changes in firm policy often take effect immediately  and may result in the  issuance of a  maintenance  margin call.  Your failure to satisfy the call may cause your  brokerage firm to liquidate or sell securities or other assets in your account.

     o    YOU ARE NOT ENTITLED TO AN  EXTENSION OF TIME ON A MARGIN CALL.  While
          an extension of time to meet margin  requirements  may be available to customers under certain  conditions,  a customer does not have a right to the extension.

                                       14